UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2007
COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Comerica Tower at Detroit Center
500 Woodward Avenue, MC 3391
Detroit, Michigan 48226

(Address of principal executive offices) (zip code)
(313) 222-6317
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
Comerica Incorporated previously issued a press release announcing that it would audiocast its 2007 annual meeting of shareholders to be held at 9:30 a.m. CT on Tuesday, May 15, 2007 in Dallas, Texas. The audiocast, including the meeting agenda and presentation slides, will be accessible at www.comerica.com/2007annualmeeting. Audiocast replays will be available approximately two hours following the event at the same site. The audio portion of the annual meeting also may be accessed by calling (800) 309-2262 (domestic) or (706) 679-5261 (international). The conference code is 4870002. Audio replays will be available approximately two hours following the event at (800) 642-1687 (domestic) or (706) 645-9291 (international). The replay passcode is 4870002.
A copy of the slides, which will be presented at the meeting, is attached hereto as Exhibit 99.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits
          99.1 2007 Annual Shareholders’ Meeting Presentation Slides

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

By:	/s/ Jon W. Bilstrom

Name:	Jon W. Bilstrom
Title:	Executive Vice President-Governance, Regulatory Relations and Legal Affairs, and Secretary
Date: May 15, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	2007 Annual Shareholders’ Meeting Presentation Slides